UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2005

HUNTSMAN INTERNATIONAL LLC

(Exact name of registrant as specified in its charter)

Delaware	333-85141	87-0630358
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Huntsman Way Salt Lake City, Utah		84108
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code:  (801) 584-5700

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This report is being filed in connection with the merger, on August 16, 2005, of Huntsman LLC, a Utah limited liability company (“HLLC”), with and into Huntsman International LLC, a Delaware limited liability company (the “Company”), and the related transactions described herein.

Item 1.01 – Entry into a Material Definitive Agreement.

See Items 2.01 and 2.03 below.

Item 2.01 – Completion of Acquisition or Disposition of Assets.

On August 16, 2005, HLLC merged with and into the Company (the “Merger”), with the Company continuing in existence as the surviving entity in the Merger.  The Company is, and HLLC was, a direct or indirect wholly owned subsidiary of Huntsman Corporation (“Huntsman”).  Huntsman effected the Merger to simplify the consolidated group’s financing and public reporting structure, to reduce its cost of financing and to facilitate other organizational efficiencies.  As a result of the Merger, the Company succeeded to the assets, rights and obligations of HLLC.  Prior to the Merger, HLLC owned approximately 40% of the equity of the Company, and was among the world’s largest global manufacturers of differentiated and commodity chemical products.  HLLC was a separate public reporting company, and information about HLLC’s business, assets, liabilities and financial performance is contained in its SEC reports filed prior to the Merger, which are available on the SEC’s website www.sec.gov.

No consideration was paid by the Company in connection with the Merger other than the issuance of additional equity in the Company to Huntsman in exchange for its ownership interest in Huntsman LLC.  The plan of merger is filed as an exhibit to this report, and is incorporated herein by reference.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

New Credit Facility

On August 16, 2005, effective upon completion of the Merger described above, the Company repaid its existing secured credit facility, the secured credit facility of HLLC and certain other indebtedness with available cash on hand and proceeds of facilities under a new senior secured credit agreement, consisting of (i) a $650 million outstanding revolving credit facility (of which $143 million was drawn upon completion of the Merger), (ii) a $1,730 million term loan, and (iii) a Euro 100 million (approximately $123.5 million dollar equivalent) term loan.  In addition, immediately prior to the Merger, HLLC funded the redemption of its outstanding 9 ½% senior subordinated notes due 2007 and its senior subordinated floating rate notes due 2007, which together had an aggregate outstanding principal amount of approximately $59 million.  Substantially all of the initial borrowings under the revolving credit facility were repaid on August 18, 2005 with proceeds under the Company’s accounts receivable securitization program.

Borrowings under the $650 million revolving credit facility currently bear interest at LIBOR plus 1.75% and mature in 2010.  The $1,730 million term loan also bears interest at LIBOR plus 1.75% and matures in 2012.  The Euro 100 million term loan bears interest at LIBOR plus 2.00%, and matures in 2012.  The maturity of the new facilities will accelerate if the Company does not repay all but $100 million of any of its outstanding debt securities at least three months prior to the maturity of those securities.  The term loans require amortization payments of 1% annually.  The credit agreement includes financial covenants typical for this type of agreement including a minimum interest coverage ratio, a maximum debt-to-EBITDA ratio, and a limit on capital expenditures.  The credit agreement also contains customary restrictions on the ability of the Company to incur liens, incur additional debt, merge or sell assets, pay dividends, prepay other indebtedness, make investments, or engage in transactions with affiliates, and other customary restrictions and default provisions.

The Company’s obligations under the new credit agreement are guaranteed by substantially all of the Company’s domestic subsidiaries and certain foreign subsidiaries, and are secured by a first priority lien (generally shared with the holders of the senior secured notes described below) on substantially all of the Company’s domestic property, plant, and equipment, the stock of all material domestic subsidiaries and certain foreign subsidiaries, and pledges of inter-company notes between various subsidiaries of the Company.

The credit agreement and certain ancillary documents are filed as exhibits to this report and incorporated herein by reference.

In connection with the Merger and related financing, the Company temporarily (through March 31, 2006) increased its commercial paper conduit facility under its off-balance sheet accounts receivable securitization program from $125 million to $175 million, and the Company’s receivables finance subsidiary entered into amendments to certain documents relating to the securitization program.  These amendments are filed as exhibits to this report and are incorporated herein by reference.

Assumption of HLLC debt securities

In addition to the new credit facility, in connection with the Merger, the Company on August 16, 2005 entered into supplemental indentures under which it assumed the obligations of HLLC under HLLC’s outstanding 11 5/8% senior secured notes due 2010 ($296 million outstanding principal amount), 11 ½% senior notes due 2012 ($198 million outstanding principal amount) and senior floating rate notes due 2011 ($100 million outstanding principal amount) (the “Former HLLC Notes”).  Each of the foregoing fixed rate notes bear interest at the stated rate, payable semi-annually, and mature in the stated year.  The floating rate notes bear interest at LIBOR plus 7.25%, payable quarterly, and mature in 2011.  The indentures governing each of the Former HLLC Notes include restrictive covenants limiting the Company’s ability to incur additional indebtedness, incur liens, pay dividends, repay subordinated indebtedness, make investments, sell assets, engage in mergers, engage in transactions with affiliates and other customary restrictive covenants and default provisions.  In addition, the indentures provide that upon a change of control of the Company as defined in the indentures, the Company would be obligated to offer to purchase all the notes from the holders at 101% of their principal amount plus accrued interest.

The senior secured notes are secured by a first priority lien on all collateral securing the new credit agreement as described above (other than capital stock of the Company’s subsidiaries), shared equally with the credit facility lenders subject to certain intercreditor arrangements.  The Company’s subsidiaries that previously guaranteed its outstanding debt securities have provided guarantees of the Former HLLC Notes, and all subsidiaries of HLLC that guaranteed the Former HLLC Notes prior to the Merger executed supplemental indentures to guarantee all of the Company’s outstanding debt securities.

The supplemental indentures referred to above, and the indentures governing the Former HLLC Notes, as amended, referred to above, are filed as exhibits to this report and incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(a)                                  Financial statements of businesses acquired.

The historical financial statements of HLLC required in connection with the Merger described in Item 2.01 are not included with this report, but, as permitted by Form 8-K, will be filed within 71 calendar days of August 22, 2005.

(b)                                 Pro forma financial information.

The pro forma financial statements required in connection with the Merger described in Item 2.01 are not included with this report, but, as permitted by Form 8-K, will be filed within 71 calendar days of August 22, 2005.

(c)                                  Exhibits.

2.1*                          Agreement and Plan of Merger dated August 16, 2005 relating to the Merger.

4.1*                          Supplemental Indenture dated August 16, 2005 to Indenture dated as of June 30, 1999, as amended, among the Company, the guarantors named therein, and Wells Fargo Bank, National Association (as successor by consolidation to Wells Fargo Bank Minnesota, National Association), as trustee, relating to the Company’s dollar and euro denominated 10 1/8% senior subordinated notes due 2009.

4.2*                          Supplemental Indenture dated August 16, 2005 to Indenture dated as of March 13, 2001, as amended, among the Company, the guarantors named therein, and The Bank of New York, as trustee, relating to the Company’s euro denominated 10 1/8% senior subordinated notes due 2009.

4.3*                          Supplemental Indenture dated August 16, 2005 to Indenture dated as of March 21, 2002 among the Company, the guarantors named therein, and Wells Fargo Bank, National Association (as successor by consolidation to Wells Fargo Bank Minnesota, National Association), as trustee,  relating to the Company’s 9 7/8% senior notes due 2009.

4.4*                          Supplemental Indenture dated August 16, 2005 to Indenture dated as of December 17, 2004 among the Company, the guarantors named therein, and Wells Fargo Bank, National Association (as successor by consolidation to Wells Fargo Bank Minnesota, National Association), as trustee, relating to the Company’s dollar denominated 7 3/8% senior subordinated notes due 2015 and euro denominated 7 ½% senior subordinated notes due 2015.

4.5                                 Indenture dated September 30, 2003 among HLLC, the guarantors named therein, and HSBC Bank USA, National Association, as trustee, relating to the Company’s 11 5/8% senior secured notes due 2010, originally issued by HLLC (incorporated by reference to Exhibit 4.36 to HLLC’s registration statement on Form S-4 (File No. 333-112279)).

4.6                                 Supplemental Indenture dated July 13, 2005 to Indenture dated September 30, 2003 among HLLC, the guarantors named therein and HSBC Bank USA, National Association, as trustee, relating to the Company’s 11 5/8% senior secured notes due 2010, originally issued by HLLC (incorporated by reference to Exhibit 4.2 to the current report on Form 8-K of HLLC filed July 15, 2005).

4.7*                          Supplemental Indenture dated August 16, 2005 to Indenture dated September 30, 2003 among the Company, the guarantors named therein and HSBC Bank USA, National Association, as trustee, relating to the Company’s 11 5/8% senior secured notes due 2010, originally issued by HLLC.

4.8                                 Indenture dated June 22, 2004 among HLLC, the guarantors named therein, and HSBC Bank USA, National Association, as trustee, relating to the 11 1/2% senior notes due 2012 and senior floating rate notes due 2011, originally issued by HLLC (incorporated by reference to Exhibit 4.1 to the quarterly report on Form 10-Q of HI for the quarter ended June 30, 2004).

4.9                                 Supplemental Indenture dated July 11, 2005 to Indenture dated June 22, 2004 among HLLC, the guarantors named therein and HSBC Bank USA, National Association, as trustee, relating to the Company’s 11 1/2% senior notes due 2012 and senior floating rate notes due 2011 (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K of HLLC filed July 15, 2005).

4.10*                    Supplemental Indenture dated August 16, 2005 to Indenture dated June 22, 2004 among the Company, the guarantors named therein and HSBC Bank USA, National Association, as trustee, relating to the Company’s 11 1/2% senior notes due 2012 and senior floating rate notes due 2011, originally issued by HLLC.

10.1*                    Credit Agreement dated August 16, 2005 among the Company, Deutsche Bank AG New York Branch as Administrative Agent and the other financial institutions named therein.

10.2*                    Intercreditor Agreement dated August 16, 2005 among Deutsche Bank AG New York Branch as collateral agent and administrative agent under the above referenced credit agreement, and HSBC Bank USA, National Association as trustee under the indenture governing the Company’s 11 5/8% senior secured notes.

10.3*                    Collateral Security Agreement dated August 16, 2005 among the Company, Deutsche Bank AG New York Branch and other financial institutions named therein.

10.4*                    Second Amendment to Amended and Restated Pooling Agreement dated August 16, 2005 among Huntsman Receivables France LLC, Huntsman (Europe), BUBA and J.P. Morgan Bank.

10.5*                    Fourth Amendment to 2000-1 Supplement dated August 16, 2005 among Huntsman Receivables France LLC, Huntsman (Europe), BUBA and J.P. Morgan (Ireland) Plc.

*  Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN INTERNATIONAL LLC

Date: August 22, 2005	By:	/s/ Sean Douglas
	Name:	Sean Douglas
	Title:	Vice President and Treasurer